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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the registration statement (Form S-8) pertaining to the 1992 Stock Plan, 1995 Director Option Plan and 1995 Employee Stock Purchase Plan of VidaMed, Inc. of our report dated January 31, 2000 with respect to the consolidated financial statements and schedule of VidaMed, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                     /s/ ERNST & YOUNG LLP

Palo Alto, California
August 18, 2000